UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2017

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Shell Midstream Operating LLC (“Buyer”), a wholly owned subsidiary of Shell Midstream Partners, L.P. (“SHLX”), entered into a Membership Interest Purchase Agreement (“Purchase Agreement”), effective as of October 16, 2017, with CPB Member LLC (“Seller”), a subsidiary of Crestwood Permian Basin Holdings LLC, which is a joint venture between Crestwood Equity Partners LP and First Reserve, to acquire a 50% interest (the “Acquisition”) in Crestwood Permian Basin LLC (“Permian Basin LLC”). Permian Basin LLC owns the Nautilus gas gathering assets located in the Delaware-Permian Basin in Texas. The purchase price and initial capital contribution were funded with cash on hand. The Acquisition closed on October 17, 2017.

The Purchase Agreement contains customary representations, warranties and covenants of the Seller and the Buyer. The Seller, on the one hand, and the Buyer, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Membership Interest Purchase Agreement, effective as of October 16, 2017, by and among Shell Midstream Operating LLC and CPB Member LLC.

INDEX TO EXHIBITS

Number	Description
10.1	Membership Interest Purchase Agreement, effective as of October 16, 2017, by and among Shell Midstream Operating LLC and CPB Member LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: October 20, 2017